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                                                                    Exhibit 10.1

                         ALLIANCE MEDICAL CORPORATION
                           1999 STOCK INCENTIVE PLAN

         ARTICLE 1 PURPOSE

         1.1 GENERAL. The purpose of the Alliance Medical Corporation 1999 Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of Alliance Medical Corporation (the "Company") by linking the personal interests of its officers, employees, directors, and consultants or independent contractors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of officers, employees, directors, and consultants or independent contractors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

         ARTICLE 2 EFFECTIVE AND EXPIRATION DATES

         2.1 EFFECTIVE DATE. The Plan is effective as of August 3, 1999 (the "Effective Date"). Within 12 months of the Effective Date the shareholders of the Company must approve the Plan. If the shareholders do not approve the Plan within this time, no Incentive Stock Options may be granted under the Plan and to the extent that Incentive Stock Options were granted, they will be considered Non-Qualified Stock Options.

         2.2 EXPIRATION DATE. Unless the Plan is sooner terminated under Article 10, the Plan will expire on August 2, 2009 ("Expiration Date") and after that date no new Options may be granted under the Plan. However, Options granted prior to the Expiration Date may continue to be outstanding after such date.

         ARTICLE 3 DEFINITIONS AND CONSTRUCTION

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

            (a) "Board" means the Board of Directors of the Company.

            (b) "Change of Control" means and includes each of the following:
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                  (1) When the individuals who constituted the Board of
      Directors at the beginning of any one-year period cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

                  (2) A change of control of the Company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the Exchange Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly of securities of the Company representing 50.1% or more of the combined voting power of the Company's then outstanding securities;

                  (3) Any consolidation or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of Stock immediately before the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                  (4) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (5) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) of which the Company is a member.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the committee of the Board described in
      Article 4.

            (e) "Disability" means any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

            (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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            (g) "Fair Market Value" means, as of any given date, the fair market value of Stock on a particular date determined by the Committee in accordance with such methods or procedures as may be established from time to time in good faith by the Committee.

            (h) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            (i) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

            (j) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

            (k) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

            (l) "Participant" means a person who, as an officer, employee, director, consultant or independent contractor of the Company or any Subsidiary, has been granted an Option under the Plan.

            (m) "Plan" means the Alliance Medical Corporation 1999 Stock Incentive Plan, as amended from time to time.

            (n) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
      Article 8.

            (o) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         ARTICLE 4 ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board. If the Board does not appoint a Committee, references in the Plan to Committee will refer to the Board.


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         4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

            (a) Designate Participants to receive Options;

            (b) Determine the type or types of Options to be granted to each Participant;

            (c) Determine the number of Options to be granted and the number of shares of Stock to which an Option will relate;

            (d) Determine the terms and conditions of any Option granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Option, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Option, accelerations or waivers thereof, and any rights of first refusal or other restrictions on the sale of Stock, based in each case on such considerations as the Committee in its sole discretion determines;

            (e) Determine whether, to what extent, and under what circumstances an Option may be settled in, or the exercise price of an Option may be paid in, cash, Stock, other Options, or other property, or an Option may be canceled, forfeited, or surrendered;

            (f) Prescribe the form of each Option Agreement, which need not be identical for each Participant;

            (g) Decide all other matters that must be determined in connection with an Option;

            (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

            (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

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         4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any
Options granted under the Plan, any Option Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

         ARTICLE 5 SHARES SUBJECT TO THE PLAN

         5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 9, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 1,000,000.

         5.2 LAPSED OPTIONS. To the extent that an Option terminates, expires or lapses for any reason, any shares of Stock subject to the Option will again be available for the grant of an Option under the Plan.

         5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         ARTICLE 6 ELIGIBILITY AND PARTICIPATION

         6.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers, employees, directors, and consultants or independent contractors of the Company or a Subsidiary, as determined by the Committee, including employees who are also members of the Board.

         6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Options shall be granted and shall determine the nature and amount of each Option. No individual shall have any right to be granted an Option under this Plan.

         ARTICLE 7 STOCK OPTIONS

         7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Option Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than Incentive Stock Options) with an exercise price of less than Fair Market Value on the date of grant.

            (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The


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Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

            (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

            (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Option Agreement between the Company and the Participant. The Option Agreement shall include such provisions as may be specified by the Committee.

         7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

            (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

            (b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

            (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances:

                  (1) The Incentive Stock Option will terminate ten years from the date it is granted, unless an earlier time is set in the Option Agreement.

                  (2) The Incentive Stock Option will terminate three months after the Participant's termination of employment, if the termination of employment is for any reason other than death or Disability, provided that the Committee has approved, in writing, the continuation of any Incentive Stock Option outstanding on the date of the Participant's termination of employment.

                  (3) If the Participant dies or becomes Disabled before the Option lapses pursuant to paragraph (1) or (2), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of
      (i) the Option"s Expiration Date; or (ii) 12 months after the date of the Participant's termination of employment due to death or Disability. Upon the Participant's death or Disability, any Incentive Stock Options exercisable at the Participant"s death or Disability may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary


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      disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

             (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Option is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

             (e) TEN PERCENT OWNERS. Any Incentive Stock Option granted to an individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company must be granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option must not be exercisable for more than five years from the date of grant.

             (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

             (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

      ARTICLE 8 PROVISIONS APPLICABLE TO OPTIONS

      8.1 TERM OF OPTION. The term of each Option shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

      8.2 FORM OF PAYMENT FOR OPTIONS. Subject to the terms of the Plan and any applicable law or Option Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Option may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Options, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      8.3 LIMITS ON TRANSFER. No right or interest of a Participant in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee,

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no Option shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

      8.4 BENEFICIARIES. Notwithstanding Section 8.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Option upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent the Plan and Option Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Option shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      8.5 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on with the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

      8.6 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, Options may, in the discretion of the Committee, become fully exercisable and all restrictions on outstanding Options may be waived. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Option outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Options during a period of time as the Committee, in its sole and absolute discretion, shall determine, except in the event that the surviving or resulting entity agrees to assume the Options on terms and conditions that substantially preserve the Participant"s rights and benefits of the Option then outstanding.


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      ARTICLE 9 CHANGES IN CAPITAL STRUCTURE

      9.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Option (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Option (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Option.

             ARTICLE 10 AMENDMENT, MODIFICATION AND TERMINATION

             10.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan.

             10.2 OPTIONS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant.

             ARTICLE 11 GENERAL PROVISIONS

             11.1 NO RIGHTS TO OPTIONS. No Participant , employee, or other person shall have any claim to be granted any Option under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

             11.2 NO STOCKHOLDERS RIGHTS. No Option gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.

             11.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

             11.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

             11.5 UNFUNDED STATUS OF OPTIONS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a

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Participant pursuant to an Option, nothing contained in the Plan or any Option
Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

             11.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

             11.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

             11.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

             11.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

             11.10 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

             11.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

             11.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as

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amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

             11.13 GOVERNING LAW. The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

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